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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Witness Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WITNESS SYSTEMS, INC.
300 Colonial Center Parkway
Roswell, Georgia 30076
(770) 754-1900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD May 26, 2004

        The Annual Meeting of Stockholders of Witness Systems, Inc. will be held on May 26, 2004, at 9:00 a.m., local time, at the offices of the Company for the following purposes:

  1.
  To elect two directors to our Board of Directors;

  2.
  To ratify the selection of KPMG LLP, as our independent public accountants for our current fiscal year; and

  3.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        These matters are described in more detail in the enclosed proxy statement. The Board of Directors has fixed the close of business on April 9, 2004, as the record date for determining which stockholders are entitled to notice of, and to vote at the annual meeting. Stockholders of record as of the close of business on that date are entitled to vote at the annual meeting or any postponement or adjournment thereof.

By Order of the Board of Directors,

David B. Gould Chairman and CEO

April 26, 2004
Atlanta, Georgia

IMPORTANT

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

WITNESS SYSTEMS, INC.
300 Colonial Center Parkway
Roswell, Georgia 30076
(770) 754-1900

        Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it in the enclosed envelope. This proxy statement has information about the annual meeting and is being furnished on behalf of our Board of Directors. The Company intends to mail this proxy statement and the accompanying proxy card on or about April 26, 2004, to all stockholders entitled to vote at the Annual Meeting.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

        Stockholders of record on April 9, 2004, the record date, are entitled to vote at the annual meeting. On that date, a total of 22,837,847 shares of the Company's common stock were outstanding and eligible to vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock held. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

        Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it in the enclosed envelope. If you sign and return your proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR the director nominee and FOR the other proposals to be considered at the annual meeting.

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return or submit voting instructions for all proxy cards to ensure that all your shares are voted.

What if other matters come up at the annual meeting?

        The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

        Yes. At any time before the vote on a proposal, you can change your vote by giving our secretary written notice revoking your proxy card, or by signing, dating, and returning to us a new proxy card with a later date, or by voting in person at the meeting.

Can I vote in person at the annual meeting rather than by completing the proxy card?

        Although we encourage you to complete and return the proxy card, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in a street name?

        If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions on voting your shares.

How are votes counted?

        A quorum will be present, and we will hold the annual meeting, if holders of a majority of the shares of common stock entitled to vote sign and return their proxy cards or attend the meeting. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so called "broker non-votes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. The shares will not be considered present at the meeting for any proposal with respect to which authority was withheld. Consequently, broker non-votes will not be counted with regard to the other proposals, but they will have the effect of reducing the number of affirmative votes required to approve the proposal, because they reduce the number of shares represented from which a majority is calculated. Abstentions, or proxies which are properly signed and returned but which abstain on all or any matters to be voted on at the meeting will also be counted as present for purposes of determining whether a quorum exists.

How many votes are required to elect a director?

        We are electing two directors this year. Directors are elected by a plurality. This means that the two nominees receiving the highest number of votes cast at the annual meeting will be elected, regardless of whether that number represents a majority of the votes cast. As a result, if you withhold your vote as to a nominee, it will have no effect on the result of the election of that nominee. Broker non-votes will have no effect on the election of directors.

How many votes are required to approve the other proposals?

        All other proposals will be approved upon the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote. Abstentions as to these proposals will have the same effect as a vote against the proposal.

Who pays for this proxy statement?

        We pay for the cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any other solicitation materials furnished to you. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive extra compensation for doing this.

When is the deadline for receipt of stockholder proposals for the 2005 annual meeting?

        Proposals of our stockholders that are intended to be presented at our 2005 annual meeting must be received no later than January 26, 2005, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the amount and percent of shares of our common stock which, as of April 9, 2004, are deemed under the rules of the Securities and Exchange Commission to be "beneficially owned" by each member of our Board of Directors, by the nominee for election to the Board of Directors, by each executive officer, by the nominee and executive officers as a group, and by any person or "group" (as that term is used in the Securities Exchange Act of 1934, as amended) known by us as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of our common stock:

Directors and Officers(1)	Number of Shares Beneficially Owned	Percent Beneficially Owned
David B. Gould(2)	1,035,145	4.5%
Nicholas S. Discombe(3)	109,450	*
William Evans(4)	136,950	*
Steve Allen	3,000	*
John R. Bourne(5)	25,072	*
Jeffrey S. Ford(6)	282,774	1.2%
Edward Murray	3,000	*
Nancy Treaster(7)	289,782	1.3%
Loren Wimpfheimer(8)	357,779	1.6%
Thomas J. Crotty	40,000	*
Joel G. Katz(9)	37,000	*
Dan J. Lautenbach(10)	21,310	*
Terence H. Osborne	3,000	*
Peter F. Sinisgalli(11)	30,950	*
All directors and executive officers as a group (14 persons)(12)	2,375,212	10.4%
Other 5% Stockholders
Columbia Wanger Asset Management, L.P.(13) 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	2,110,000	9.2%
Austin W. Marxe and David M. Greenhouse(14) 153 East 53rd Street New York, New York 10022	1,151,308	5.0%

*
Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)
Information with respect to "beneficial ownership" shown in the table above is based on information supplied by the directors and executive officer and filings made with the Commission or furnished to us by other stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on shares of common stock outstanding as of April 9, 2004 and includes shares of common stock subject to options that may be exercised within sixty (60) days of April 9, 2004. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.

(2)
Includes 423,347 shares subject to options that are exercisable within 60 days of April 9, 2004; 35,000 shares held by Mr. Gould's wife; and 8,348 shares held by trusts for the benefit of Mr. Gould's children. Mr. Gould disclaims beneficial ownership of the shares held by his wife and the shares in the trust held for the benefit of his children.

(3)
Includes 109,450 shares subject to options that are exercisable within 60 days of April 9, 2004

(4)
Includes 136,950 shares subject to options that are exercisable within 60 days of April 9, 2004.

(5)
Includes 25,000 shares subject to options that are exercisable within 60 days of April 9, 2004

(6)
Includes 243,603 shares subject to options that are exercisable within 60 days of April 9, 2004.

(7)
Includes 146,565 shares subject to options that are exercisable within 60 days of April 9, 2004

(8)
Includes 353,779 shares subject to options that are exercisable within 60 days of April 9, 2004

(9)
Includes 31,000 shares subject to options that are exercisable within 60 days of April 9, 2004.

(10)
Includes 18,310 shares subject to options that are exercisable within 60 days of April 9, 2004.

(11)
Includes 29,950 shares subject to options that are exercisable within 60 days of April 9, 2004.

(12)
Includes 1,517,954 shares subject to options that are exercisable within 60 days of April 9, 2004, and 43,348 shares as to which the respective directors and officers disclaim beneficial ownership.

(13)
This information is derived from a Schedule 13G/A filed by this party on February 12, 2004 on behalf of Columbia Wanger Asset Management, L.P., WAM Acquisition GP, Inc. and Columbia Acorn Trust.

(14)
This information is derived from a Schedule 13G filed by this party on February 13, 2004. Austin W. Marxe and David M. Greenhouse are controlling principals of AWM Investment Company, Inc.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The number of directors is determined from time to time by the Board of Directors and is currently fixed at six members. The Board is currently comprised of two Class I directors, David B. Gould and Terence H. Osborne, two Class II directors, Dan J. Lautenbach and Peter F. Sinisgalli, and two Class III directors, Thomas J. Crotty and Joel G. Katz. Each year at the annual meeting, our stockholders elect a single class of directors. Subject to transition provisions, each director elected at our annual meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified. In June 2003, Terence H. Osborne was appointed by the Board to fill a vacant Class I directorship and shall hold office for the remainder of such term, which expires at the 2006 annual meeting. At this year's annual meeting, Dan J. Lautenbach and Peter F. Sinisgalli have been nominated to stand for re-election as Class II directors, with terms expiring in 2007.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Messrs. Lautenbach and Sinisgalli, the nominees named below. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of a substitute nominee that the Board of Directors may select. Both Messrs. Lautenbach and Sinisgalli have agreed to serve if elected, and management has no reason to believe that they will be unable to serve.

  The Board of Directors recommends a vote FOR the named nominees

Nominees to Serve as Class II Directors

        Dan J. Lautenbach, age 58, has served as a director since March 2002. From May 2002 until March 2003, he served as the Executive Vice President, Worldwide Field Operations, for Centive Systems, Inc, an enterprise software incentive management system provider. Since December 2001, Mr. Lautenbach has served as the Chairman of DJL Consulting, a sales consulting organization. From April 2001 to December 2001, he served as Senior Vice President of Global Sales and Operations for Vignette Corporation. Mr. Lautenbach was Vice President of Worldwide Software Sales for IBM and was General Manager for Software, EMEA, from 1997 to 2001, and prior to that held various management positions with IBM.

        Peter F. Sinisgalli, age 48, has served as a director since July 2000. Mr. Sinisgalli has been President and Chief Operating Officer of Manhattan Associates, a supply chain automation company, since March 2004. From April 2003 to February 2004, he served as President and Chief Executive Officer for NewRoads, Inc., a provider of outsourced solutions for fulfillment and customer care, and from November 1996 until January 2003, he served as President and Chief Operating Officer of CheckFree Corporation, a provider of electronic billing and payment services.

Incumbent Class III Directors (Term Expires in 2005)

        Thomas J. Crotty, age 47, has served as a director since April 1997. Mr. Crotty has been a General Partner of Battery Ventures, a venture capital firm, since 1989. He is a managing member of Battery Partners IV LLC, the general partner of Battery Ventures IV, and a managing member of Battery Partners VI LLC, the general partner of Battery Ventures VI. Battery Ventures IV held more than 5% of our stock at December 31, 2003 and holds less than 1% of our stock as of April 9, 2004.

        Joel G. Katz, age 40, has served as a director since July 1999. Mr. Katz has been a private investor since August 2001. From April 1999 to August 2001, he served as Chief Financial Officer for Vignette Corporation, a provider of content management software and services. Prior to his employment by Vignette Corporation, Mr. Katz served as Chief Financial Officer of Harbinger Corporation, a provider of electronic commerce software and services, from 1990 to 1999.

Incumbent Class I Directors (Term Expires in 2006)

        David B. Gould, age 45, has served as our Chief Executive Officer since February 1999 and as Chairman of the Board since November 1999. He also served as our President from February 1999 until April 2003. From March 1996 to November 1998, Mr. Gould was Chief Executive Officer and Chairman of the Board of InStream Corporation, a healthcare electronic commerce company.

        Terence H. Osborne, age 65, has served as a director since June 2003. Since January 1995, Mr. Osborne has served as Chairman of THO Consulting Ltd., an IT consulting firm. From September 1997 to December 2003, Mr. Osborne served as a Special Advisor to General Atlantic Partners, LLC. From September 1999 to March 2001 Mr. Osborne also served as Chairman of Prime Response Inc., and was Chairman of Eyretel PLC from February 2000 to March 2003. Mr. Osborne serves as a director of Mapics, Inc., a provider of enterprise resource planning software and services, and Dendrite International, Inc., a provider of sales, marketing, and clinical processes solutions. He is also a director of various privately held companies.

PROPOSAL 2

RATIFICATION AND SELECTION OF INDEPENDENT ACCOUNTANTS

        The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of KPMG LLP as our independent certified public accountants for the fiscal year ending December 31, 2004, subject to approval of the stockholders. Representatives of KPMG will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so, and are expected to respond to appropriate questions that the stockholders might have. Although stockholder approval of the Board of Directors' selection of KPMG is not required by law, the Board of Directors believes such action is desirable.

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2003, and December 31, 2002, and fees billed for other services rendered by KPMG during those periods:

	2003	2002
Audit Fees(1)	$832,420	$207,500
Audit-Related Fees(2)	29,600	24,300
Tax Fees(3)	18,500	12,700
All Other Fees(4)	5,000	11,600

TOTAL FEES	$855,520	$256,100

(1)
Audit fees include the audit of our annual consolidated financials statements, our limited quarterly reviews and the current year acquisition and related SEC filings.

(2)
Audit related fees include tax and other accounting advice related to the preparation of the consolidated financial statements.

(3)
Tax fees consisted of charges principally related to tax advisory work for our domestic and international operations.

(4)
All other fees include amounts paid for compensation and benefits-related advisory services.

        The Audit Committee considers the provision of these services to be compatible with maintaining the independence of KPMG LLP and approved such services in accordance with law.

        The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of KPMG LLP as our Independent Accountants.

Board of Directors Meetings and Committees

        The Board of Directors currently consists of six members, five of whom (Messrs. Crotty, Katz, Lautenbach, Osborne, and Sinisgalli) have been determined by the Board of Directors to be "independent' as that term is defined under the corporate governance rules of the NASDAQ Stock Market. In compliance with the NASDAQ corporate governance rules, the independent directors of the Company conduct regularly scheduled meetings without the presence of non-independent directors or management.

        During the fiscal year ended December 31, 2003, the Board of Directors met eleven times and took action by unanimous written consent six times. No director attended fewer than 75% of the total meetings of the Board of Directors and the committees on which he served during 2003. Our directors are invited to the annual meeting of stockholders, and one director attended our 2003 annual meeting. The Board of Directors has established five permanent committees that have certain responsibilities for our governance and management: three of these committees were in place in 2003 and include the Compensation Committee, the Audit Committee and the Option Committee; two of these committees were established in 2004 and include the Nominating Committee and the Corporate Governance Committee. Prior to forming the Nominating Committee, we had no standing nominating or other committee performing similar functions, and the Board of Directors as a whole acted as a nominating committee to select nominees for election as directors. Charters for the Audit Committee, Corporate Governance Committee, Compensation Committee and Nominating Committee can be found on our web site at www.witness.com.

        Audit Committee.    During 2003, the Audit Committee consisted of Mr. Katz, the chairman, and Messrs. Crotty and Sinisgalli, each of whom has been determined by our Board of Directors to meet the independence and experience requirements applicable to members of the Audit Committee of a NASDAQ-traded company, as well as the Audit Committee independence standards established by the SEC. Further, the Board has determined that Mr. Katz is an "Audit Committee Financial Expert," as defined by the rules of the SEC. The Audit Committee recommends the selection of our independent auditors, reviews the scope of the audit to be conducted by them, as well as the results of their audit, reviews the scope of our internal system of controls, appraises our financial reporting activities (including our proxy statement and annual report) and the accounting standards and principles followed. The Audit Committee also reviews and discusses with management and the independent auditors various topics and events that may have significant financial impact on the Company, and reviews and discusses with management major financial risk exposure and steps management has taken to monitor and control such exposure. Additionally, the Committee reviews the adequacy and effectiveness of the Company's internal controls and disclosure controls and procedures, and management reports thereon. The Chairman of the Audit Committee is to be contacted by the Chief Financial Officer for the following reasons: to review items of a sensitive nature that can impact the accuracy of financial reporting; and to discuss significant issues relative to overall Board responsibility that have been communicated to management but that may warrant follow up with the Audit Committee. During the fiscal year ended December 31, 2003, the Audit Committee met seven times.

        Compensation Committee.    During 2003, the Compensation Committee consisted of Mr. Sinisgalli through July 17, 2003 and as the chairman during that period, Mr. Crotty during all of 2003 and as the chairman from July 17, 2003 forward, Mr. Lautenbach, and Mr. Osborne from July 17, 2003 forward. The Board of Directors has determined that all members of the Compensation Committee meet the independence requirements of the NASDAQ corporate governance rules. The Compensation Committee approves the compensation and benefits of all of our executive officers, reviews general policies relating to compensation and benefits of our employees and makes recommendations concerning certain of these matters to the Board of Directors. The Compensation Committee also administers our Amended and Restated Stock Incentive Plan (including making grants under the plan to our executive officers) and Employee Stock Purchase Plan. The Board established the Option

Committee as a subcommittee of the Compensation Committee in order to award option grants to employees below the rank of Senior Vice President. During the fiscal year ended December 31, 2003, the Compensation Committee met five times and took action by unanimous written consent four times.

        Nominating Committee.    Established on January 15, 2004, our Nominating Committee consists of Messrs. Osborne and Katz. The Nominating Committee recommends to the Board of Directors nominees to serve on our Board of Directors and has adopted a written charter approved by the Board of Directors. Each of the members of the Nominating Committee meets the independence requirements of the NASDAQ corporate governance rules. Because our directors have a critical role in guiding our strategic direction and oversee the management of the Company, Board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of our industry. When the Chief Executive Officer, the Nominating Committee or other directors identify the need to add a new director, or fill a vacancy, the Nominating Committee initiates a search. The search may involve input from the Nominating Committee, other directors, and/or a search firm. Candidates should meet the minimum qualifications as outlined in the Nominating Committee Charter, which specifies review of ethical character, reputation, experience and the ability to exercise sound business judgment. The Nominating Committee recommends the final candidates to the Board and seeks full Board endorsement for the recommended candidate.

        In accordance with the provisions of our certificate of incorporation and bylaws, stockholders may directly nominate prospective director candidates by delivering to our Corporate Secretary certain information about the nominee (reflecting the disclosure requirements of the SEC's proxy rules concerning nominees for directorships) no less than 90 days and no more than 120 days in advance of the first anniversary of the prior year's annual meeting. The Nominating Committee has not adopted a formal policy with regard to consideration of any director candidate nominated by stockholders. The Nominating Committee believes that such a policy is not necessary or appropriate because of the stockholders' ability to directly nominate director candidates for the Board.

        Option Committee.    Established in July 2002, the Option Committee consists of Mr. Gould and the Chairman of the Compensation Committee. The Option Committee is authorized to award stock options in accordance with our Amended and Restated Stock Incentive Plan to employees below the rank of Senior Vice President. During the fiscal year ended December 31, 2003, the Option Committee took action by unanimous written consent eleven times.

        Corporate Governance Committee.    Established January 15, 2004, the Corporate Governance Committee consists of Messrs. Sinisgalli, Katz, Lautenbach, Crotty, and Osborne, each of whom has been determined by our Board of Directors to be independent as defined by the NASDAQ corporate governance rules. The Corporate Governance Committee makes recommendations to the Board of Directors concerning the structure, composition and function of the Board of Directors and all committees. The Corporate Governance committee also reviews meeting procedures, evaluates Board performance, and reviews and recommends retirement policies for directors.

Code of Ethics

        Our Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board of Directors, our executive officers and our employees. We have posted the policy in the Investor Relations section of our website, at www.witness.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Form 8-K, satisfy the disclosure requirement under Item 10 of Form 8-K by posting such information on our website as necessary.

Directors' Compensation

        Our non-employee directors receive $1,000 for each regular Board meeting that they attend and $500 for each special Board or Committee meeting attended that lasts more than 30 minutes. We also reimburse each director for reasonable expenses they incur in attending Board and Committee meetings. In addition, we issue equity compensation to our Board. We have historically made an initial option grant to a new Board member. Thereafter, non-employee directors receive an option to purchase 8,000 shares each year after their election under the 2003 Non-Employee Director Stock Option Plan. The options vest over a two year period and are exercisable for up to ten years, assuming that the director remains on our Board. Our Board is also eligible to participate in the Director and Key Executive Stock Ownership Incentive Policy, which is described below. The following table sets forth, for the year ended December 31, 2003, the total compensation paid by the Company to each director:

Summary Compensation Table

Non-Employee Director	Annual Compensation	Options
Thomas J. Crotty	0	0
Joel G. Katz	$8,000	8,000
Dan J. Lautenbach	$6,500	8,000
Terence H. Osborne	$1,000	42,000
Peter F. Sinisgalli	$8,000	8,000

Executive Officers

        In addition to David B. Gould, the following individuals currently serve as our executive officers as of April 9, 2004:

        Nicholas S. Discombe, age 41, has served as President and Chief Operating Officer since April 2003. From January 2000 until April 2003, he served as the Chief Executive, President and Chief Operating Officer and a director of Eyretel, plc, ("Eyretel"), a UK-based global provider of customer experience management solutions that we acquired in April 2003, and from November 1998 until January 2000, he served as President and Chief Operating Officer of Eyretel.

        William F. Evans, age 56, has served as Executive Vice President and Chief Financial Officer since May 2002 and as Chief Administrative Officer since April 2003. He served as a consultant from January 2001 through May 2002; as President of Essex Electrical Group, a provider of building and industry wire for residential and commercial buildings, from July 1999 through January 2001; and as Executive Vice President of Productivity Point International, a technology training company, from June 1998 to July 1999. He is also a director of Spherion Corporation, which provides staffing, recruiting and outsourcing solutions.

        Steve Allen, age 48, has served as Senior Vice President of International Operations since December 2003. From 1996 until December 2003, he served as Senior Vice President—EMEA for BEA Systems LTD, a middleware software company.

        John Bourne, age 47, has served as Senior Vice President of Global Product Marketing since April 2003. From January 2002 until April 2003, he served as Executive Vice President Global Marketing and Corporate Strategic Alliances for Eyretel. From April 2000 until January 2002, he served as the President and Chief Executive Officer of Ultraprise Loan Technologies, a trader of mortgage loans. From February 1999 to April 2000, he served as Chief Executive Officer of U.S. Operations for QSP, Inc., a financial systems vendor.

        Jeffrey S. Ford, age 54, has served as Senior Vice President of Global Support since April 17, 2003 and served as our Senior Vice President of Operations from January 2001 to April 2003. From July 1998 until January 2001, he served as Vice President of Operations.

        Edward Murray, age 49, has served as Senior Vice President of Engineering since July 2003. From 1998 until June 2003, he served as Chief Technology Officer at Webhire, Inc., a staffing automation company.

        Nancy Y. Treaster, age 42, has served as the Senior Vice President of Global Corporate Marketing since April 2003. From January 2001 until April 2003, she served as Senior Vice President of Marketing and as Vice President of Marketing from April 1997 until January 2001.

        Loren B. Wimpfheimer, age 39, has served as Senior Vice President of Corporate Development, General Counsel and Secretary since January 2001 and joined the Company in September 2000 as Vice President of Strategic Development, General Counsel and Secretary. From September 1996 until July 2000, he served as Vice President of Business Development and General Counsel of Harbinger Corporation, a provider of electronic commerce software and services.

EXECUTIVE COMPENSATION

        The following table sets forth, for the years ended December 31, 2003, 2002, and 2001, the total compensation paid by the Company to our Chief Executive Officer, our next four most highly compensated executive officers whose salary and bonus for 2003 exceeded $100,000. These executive officers are referred to as the Named Executive Officers.

Summary Compensation Table

							Long Term Compensation Awards
		Annual Compensation
Name and Principal Position	Fiscal Year						Securities Underlying Options(2)	All Other Compensation(3)
		Salary		Bonus(1)
David B. Gould Chairman and CEO	2003 2002 2001	$ $ $	312,000 300,000 300,000	$ $ $	239,605 286,956 133,945		300,000 50,000 461,000	$ $ $	1,886 1,646 222,629	(4)
Nicholas S. Discombe(5) President and COO	2003 2002 2001		$259,158 — —		$157,500 — —		452,794 — —		$50,407 — —	(6)
William F. Evans(7) Exec. Vice President and Chief Financial Officer	2003 2002 2001	$ $	257,500 162,020 —	$ $	87,658 50,000 —		75,000 225,918 —	$ $	12,171 1,472 —	(8)
Alain Livernoche Sr. Vice President, Americas	2003 2002 2001	$ $ $	180,250 175,000 175,000	$ $ $	111,926 48,026 76,676	(9) (9) (9)	55,000 20,000 51,706	$ $ $	1,597 1,602 1,617
Loren Wimpfheimer Sr. Vice President, Corporate Development	2003 2002 2001	$ $ $	154,500 150,000 150,000	$ $ $	126,090 48,623 86,505		48,000 20,000 201,250	$ $ $	1,540 1,561 1,602

(1)
Represents amounts paid under our incentive compensation programs.

(2)
Reflects the grant of options to purchase Common Stock.

(3)
Represents company contributions to employee's 401(k) account and disability insurance premiums paid on behalf of such employee unless otherwise noted.

(4)
Represents $116,024 paid to reimburse Mr. Gould for interest payments made on promissory notes from Mr. Gould to the Company, a supplemental bonus payment of $105,000, $1,200 contributed to Mr. Gould's 401(k) account and $405 paid for disability insurance premiums on Mr. Gould's behalf.

(5)
Mr. Discombe joined the Company in April 2003.

(6)
Represents $22,214 paid for car allowance, $24,020 for employee's pension account, $4,173 as an adjustment to employee's pension account.

(7)
Mr. Evans joined the Company in May 2002.

(8)
Represents $10,404 paid on behalf of Mr. Evans for relocation expenses, and $1,767 contributed to Mr. Evans' 401(k) account.

(9)
Reflects $111,926, $48,026 and $76,676 paid for commissions earned during 2003, 2002 and 2001 respectively.

Option Grants in Last Fiscal Year

        The following table sets forth all individual grants of stock options during the year ended December 31, 2003 to each of the Named Executive Officers. These options were granted with an exercise price equal to the fair market value of our common stock on the date of grant. The options granted generally vest over two or four years and have a term of 10 years. The 5% and 10% assumed annual rates of compound stock price appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent our estimate of the future trading prices of the common stock. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Actual gains, if any, on stock option exercises are dependent on numerous factors, including our future performance, overall market conditions and the option holder's continued employment throughout the entire vesting period and option term, none of which are reflected in this table. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted
		Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price		Expiration Date
						5%		10%
David B. Gould Chairman and CEO	100,000 200,000	6.9%	$ $	3.15 3.15	1/3/2013 1/8/2013	$ $	198,165 371,048	$ $	502,188 940,308
Nicholas S. Discombe President and COO	437,794 15,000	10.4%	$ $	4.56 9.91	6/27/2013 12/15/2013	$ $	1,255,488 93,485	$ $	3,181,653 236,910
William F. Evans Exec. Vice President and Chief Financial Officer	75,000	1.7%		$3.15	1/3/2013		$148,624		$376,641
Alain Livernoche Sr. Vice President, Americas	55,000	1.3%		$3.15	1/3/2013		$108,991		$276,204
Loren Wimpfheimer Sr. Vice President, Corporate Development	38,000 10,000	1.1%	$ $	3.15 9.19	12/9/2013 1/3/2013	$ $	75,303 57,795	$ $	190,832 146,465

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

        The following table sets forth for each of the Named Executive Officers the number and value of options exercised during the year ended December 31, 2003 as well as the number and value of securities underlying unexercised options that are held by the Named Executive Officers as of December 31, 2003. The value realized column represents the difference between the estimated fair value of the purchased shares on the option exercise date, less the exercise price paid upon the exercise of the options. The value of unexercised in-the-money options column represents the December 31, 2003 closing price of $9.27 per share, less the exercise price payable upon exercise of these options.

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
David B. Gould Chairman and CEO	—	—	274,197	766,400	$1,516,454	$3,276,669
Nicholas S. Discombe President and COO	—	—	—	452,794	—	$2,062,010
William F. Evans Exec. Vice President and Chief Financial Officer	—	—	88,108	212,810	$138,330	$675,287
Alain Livernoche Sr. Vice President, Americas	—	—	177,257	95,263	$886,257	$423,326
Loren Wimpfheimer Sr. Vice President, Corporate Development	—	—	298,780	140,970	$267,428	$344,319

Employment Agreements, Severance and Change of Control Arrangements

        Generally, we do not enter into employment agreements with our employees. The employment relationships with each executive officer are "at will". We typically require each employee to enter into an agreement prohibiting the employee from disclosing or using any of our confidential or proprietary information without our permission and providing that the employee agrees to assign to us all inventions developed during the course of employment. In addition, the employee agrees not to solicit any of our customers or employees or to work for a competitor in defined geographical areas for a period of time after termination of his or her employment.

        However, we entered into an employment agreement with David B. Gould, our chairman and chief executive officer, which has particular confidentiality and non-competition related provisions that survive longer than one year. This employment agreement was effective February 2, 1999, and was amended on August 3, 1999. The agreement automatically renews for additional one-year terms unless at least 30 days prior notice of termination is given. The agreement has been renewed on an annual basis. Under the agreement, Mr. Gould is entitled to receive a base salary and a discretionary bonus. For fiscal 2003, Mr. Gould's base salary was $312,000 and the discretionary bonus was $150,000 at target. In addition to his base salary, Mr. Gould was entitled to receive supplemental bonuses totaling $360,000 between March 31, 2000 and March 31, 2002, regardless of continued employment. In the event Mr. Gould's employment is terminated without cause, or within six months of a change of control if he resigns for good reason, he is entitled to a severance payment equal to twelve months base salary. Mr. Gould's employment agreement also obligated us to reimburse him, regardless of continued employment, for all interest payments on promissory notes issued by Mr. Gould on each of March 31, 1999 and August 4, 1999, as payment for an aggregate of 991,993 shares of our common stock issued to Mr. Gould pursuant to a restricted stock award agreement and pursuant to the exercise of stock options, respectively.

        We also entered into an employment agreement with Nicholas S. Discombe, our President and Chief Operating Officer, in June 2003. Pursuant to the terms of this agreement, Mr. Discombe is entitled to receive a retention bonus of £1,000,000, due in two annual installments, the first of which was made in March 2004. The agreement also provides that Mr. Discombe's base salary shall be initially set at £210,000 and that he shall be eligible to receive a performance bonus. Pursuant to the terms of the agreement, Mr. Discombe also received an option to purchase 437,794 shares of our common stock at $4.56 per share. The option is exercisable as to 109,449 shares in May 2004, as to 306,456 shares in 35 equal monthly installments through April 2007, and as to the remaining 21,889 shares in May 2007. The agreement may be terminated by either party giving twelve months written notice.

        We have entered into addenda to the stock option agreements with each of our executive officers which provide, for specified periods of time, that stock options awarded to the executive officer will automatically vest if, upon a change in control, the executive officer's employment is terminated without good cause or the executive officer resigns for good reason.

Certain Transactions

Indebtedness of Management

        On each of March 31, 1999 and August 4, 1999, Mr. Gould, our chairman and chief executive officer, issued promissory notes to us as payment for an aggregate of 991,993 shares of our common stock issued to him pursuant to a restricted stock award agreement and pursuant to the exercise of stock options, respectively. In March 2002, Mr. Gould delivered to us his promissory note in the principal amount of $1,478,832.38 as payment for the balance of amounts owed for the purchase of shares of our common stock. The note bore interest at the rate of 3.25% per annum in excess of the federal-funds rate and was secured by shares of our common stock. The note, which was a full recourse obligation of Mr. Gould, contained provisions which required maintenance of certain minimum collateral coverage and provisions for annual principal and interest payments. During 2003, Mr. Gould made payments on the note by surrendering shares to the Company, which were valued at the closing price of our common stock on the day of transfer, and on December 10, 2003 Mr. Gould repaid the note in full by surrendering 107,866 shares equivalent in value to the then remaining principal amount outstanding under the note of $985,888.25.

        In accordance with Section 402 of the Sarbanes-Oxley Act, enacted during the summer of 2002, we no longer extend credit or arrange for credit in the nature of personal loans to our executive officers or directors.

Equity Compensation Plan Information

        The following table gives information about our common stock that may be issued upon the exercise of the options granted under all of our existing equity compensation plans as of December 31, 2003, which includes our Amended and Restated Stock Incentive Plan, the Broad Based Option Plan,

the Non-employee Director Stock Option Plan, and our Employee Stock Purchase Plan. Our stockholders have approved all of these plans except the Broad Based Option Plan.

	Number of securities to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders
Amended and Restated Stock Incentive Plan	7,328,186		$6.69	195,979	(1)
Non-employee Director Stock Option Plan	24,000		$4.16	476,000
Employee Stock Purchase Plan	339,217	(2)	$5.68	650,783	(3)
Equity compensation plans not approved by security holders
Broad Based Option Plan	1,270,044		$4.56	148,956

Total	8,961,447			1,471,718

(1)
May increase annually so that the total number of shares reserved will equal the sum of (a) the aggregate number of shares previously issued under our plan; (b) the aggregate number of shares subject to outstanding options granted under our plan and (c) 10% of the number of shares outstanding on the last day of the preceding fiscal year. Notwithstanding the foregoing, the Board of Directors, at its discretion, may authorize a smaller number of additional shares to be reserved under this plan. The maximum annual increase in the number of shares, however, shall not exceed 3,000,000 in any calendar year.

(2)
Shares issued under the Employee Stock Purchase Plan.

(3)
Automatically increases on the last trading day of the last month of each fiscal year by a number of shares equal to 2% of the total number of shares of common stock outstanding on the last trading day of the month preceding the final month of each such fiscal year, but in no event shall any such annual increase exceed 900,000 shares, as adjusted under the terms of the plan. Notwithstanding the foregoing, the Board of Directors, at its discretion, may also issue a lower number of shares under this plan.

Stock Option and Other Compensation Plans

Amended and Restated Stock Incentive Plan

        We have an Amended and Restated Stock Incentive Plan, which is intended to promote our interests by providing employees and key persons, such as non-employee directors and consultants, the opportunity to purchase shares of common stock and to receive compensation based upon appreciation in the value of those shares. As of December 31, 2003, there were 10,873,128 shares of common stock reserved under our plan. Our plan provides for the grant of four types of awards: incentive stock options that qualify for tax benefits; non-qualified stock options; restricted stock awards; and stock appreciation rights. To date, we have issued stock options and restricted stock under our plan and have only issued non-qualified stock options since January 2001.

        In December 2003, we adopted the Director and Key Executive Stock Ownership Incentive Policy (the "Policy"). The Policy is intended to promote the interests of Witness and its stockholders by encouraging members of the Board and key executives to purchase shares of our common stock. Under the Policy, an eligible person who purchases at least 500 shares and up to 3,000 shares of our common stock in the open market will be automatically and immediately granted five options from our

Amended and Restated Stock Incentive Plan for each share purchased, with an exercise price equal to the closing price of our common stock on the date of purchase. One half of the shares purchased in the open market must be held for one year, and the balance must be held for two years. One-half of the options will vest on the first anniversary of the grant date, and the remaining options will vest in 12 equal monthly installments thereafter. The Policy was originally effective until March 15, 2004, and then was extended by the Board of Directors until June 15, 2004. During 2003, 62,500 options were granted under this Policy.

        Our plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine to whom awards are granted, the terms of such awards, including the type of awards to be granted, the exercise price, the number of shares subject to awards and the vesting of the awards. Generally, the term of a stock option granted under our plan may not exceed 10 years. The Compensation Committee may make awards to all executives and other employees. Our Option Committee may make awards to employees below the rank of Senior Vice President.

        The exercise price for incentive stock options must be at least equal to the fair market value of our common stock on the date of grant (or 110% of the fair market value if the grant is made to a 10% stockholder). Options may be exercised by payment for the shares purchased in cash, or, to the extent approved by the Compensation Committee, by the delivery of previously owned shares, through a broker-facilitated cashless exercise, or a promissory note.

        Upon a merger, consolidation, sale of substantially all of the assets, or other similar transaction in which the relevant agreement does not provide for the assumption or substitution of the awards under our plan, the Compensation Committee may, in its discretion, deem the awards to be fully vested or exercisable, or cancel the awards in exchange for shares, cash, or other property equivalent in value to the shares. In addition, under the terms of the awards made to employees, the awards may accelerate upon a change of control transaction. Any award which is not assumed or substituted or which is not canceled prior to such a transaction will become vested and immediately exercisable just prior to the closing of the transaction.

        Our plan may be amended or terminated by the Compensation Committee. However, an amendment to (i) increase the number of shares reserved for issuance, (ii) extend the maximum life of our plan or exercise period, (iii) decrease the minimum exercise price, or (iv) change the persons eligible for grants under our plan, must be approved by the stockholders.

        On the first day of each fiscal year, our plan authorizes the number of shares of common stock available for issuance under our plan to automatically increase so that the total number of shares reserved will equal the sum of:

  •
  the aggregate number of shares previously issued under our plan; plus

  •
  the aggregate number of shares subject to outstanding options granted under our plan; plus

  •
  10% of the number of shares outstanding on the last day of the preceding fiscal year.

        Notwithstanding the foregoing, the Board of Directors, at its discretion, may authorize a smaller number of additional shares to be reserved under this plan. The maximum annual increase in the number of shares, however, shall not exceed 3,000,000 in any calendar year.

Employee Stock Purchase Plan

        We have an Employee Stock Purchase Plan (the "ESPP") which is intended to qualify under Section 423 of the Internal Revenue Code. The ESPP allows employees to purchase our common stock through payroll deductions for 85% of the fair market value of the common stock. Participation in the ESPP is voluntary. Employees may participate by authorizing payroll deductions of 1% to 15% of their base pay for each payroll period. At the end of each six-month offering period, each participant will receive an amount of our common stock equal to the sum of that participant's payroll deductions during such period divided by 85% of the lower of the fair market value of the common stock at the beginning of the period, or the fair market value of the common stock at the end of such period. No employee may participate in the ESPP if such employee owns or would own after the purchase of options under the ESPP, 5% or more of the voting power of all classes of our stock.

        There are currently 990,000 shares of common stock reserved for issuance under the ESPP. The number of shares of common stock available for issuance under the ESPP automatically increases on the last trading day of the last month of each fiscal year by a number of shares equal to 2% of the total number of shares of common stock outstanding on the last trading day of the month preceding the final month of each such fiscal year, but in no event shall any such annual increase exceed 900,000 shares, as adjusted under the terms of the ESPP. The Board of Directors, at its discretion, may also issue a lower number of shares under this plan. We are permitted under the ESPP to purchase shares of common stock on the open market for the purpose of reselling the shares to participants in the ESPP.

Non-Employee Director Stock Option Plan

        Our 2003 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") became effective in April 2003 and is administered by our Board of Directors. We have reserved a total of 500,000 shares of common stock for issuance under the plan. All options granted under the Non-Employee Director Plan will be non-qualified stock options. As of December 31, 2003, there were options outstanding under the Non-Employee Director Plan to purchase 24,000 shares of our common stock at a weighted average exercise price of $4.16 per share, and no shares of our common stock had been issued upon the exercise of options granted under the Non-Employee Director Plan.

        The Non-Employee Director Plan provides that in each year in which an optionee serves as an outside director, he or she automatically will be granted an option to purchase 8,000 shares of our common stock. Options are granted at the first meeting of the Board of Directors to occur after April 1 of each calendar year. The Board of Directors may impose restrictions on any option granted under the Non-Employee Director Plan as it deems advisable. No option granted under the Non-Employee Director Plan is transferable by the optionee other than by will or the laws of descent and distribution; however, an option may be transferred by the option holder as a bona fide gift to a family member, a trust for the benefit of family members, or to a family partnership.

        The exercise price of all stock options granted under the Non-Employee Director Plan is equal to the fair market value of a share of our common stock on the date of grant of the option. Options granted under the Non-Employee Director Plan have a term of no longer than ten years from the date the option is granted. Options granted under the Non-Employee Director Plan vest as to 1,000 shares each quarter, so that the option is fully vested two years following the date of grant. Vesting generally ceases if an optionee ceases to serve as a director; however, if the director resigns at the request of the chairman of the board, 50% of any unvested shares will vest upon the director's resignation. In addition, if a change of control transaction occurs while the optionee is serving as a director, vesting is accelerated and all director options will become immediately exercisable. If the optionee's services as a director cease for "Cause" (as that term is defined in the Non-Employee Director Plan), the option immediately ceases to be exercisable; otherwise the option remains exercisable for twelve months following the termination of the optionee's services as a director.

        Upon a merger, consolidation, sale of substantially all of the assets, or other similar transaction in which the relevant agreement does not provide for the assumption or substitution of the awards under the Non-Employee Director Plan, the Board of Directors may, in its discretion, deem the awards to be fully vested or exercisable, or cancel the awards in exchange for shares, cash, or other property equivalent in value to the shares. Any award that is not assumed or substituted or that is not canceled prior to such a transaction will become vested and immediately exercisable just prior to the closing of the transaction.

        The Non-Employee Director Plan may be amended or terminated by the Board of Directors. However, an amendment to (i) increase the number of shares reserved for issuance, (ii) extend the maximum life of our plan or exercise period, (iii) decrease the minimum exercise price, or (iv) change the formula grant provisions, including the persons eligible for grants and the number of options granted, must be approved by the stockholders.

Broad Based Option Plan

        In connection with the Eyretel acquisition, we established the Broad Based Option Plan for former Eyretel employees. This plan did not require stockholder approval under NASDAQ rules then in effect. The Broad Based Option Plan became effective in June 2003, and we may grant shares of common stock in the form of stock options. During 2003, 1,454,044 stock options were granted to former Eyretel employees under the Broad Based Option Plan. At December 31, 2003, there were 1,600,000 shares authorized for issuance, of which 329,956 shares remain available for future grant. We do not anticipate increasing the number of shares available for issuance.

401(k) Plan

        We maintain a 401(k) plan to provide eligible employees with a tax preferential savings and investment program. Employees become eligible to participate in the 401(k) plan one month following their date of employment. Eligible employees may contribute a maximum of 20% of their pre-tax salary, commissions and bonuses through payroll deductions, up to the statutorily prescribed annual limit to our plan. The percentage elected by more highly compensated participants may be required to be lower. Effective January 1, 2000, we began to match dollar-for-dollar, all employee contributions up to a maximum of $1,200 per year. During 2003, we made matching contributions of $343,465 to the 401(k) plan.

Personal Savings Plan

        We maintain a personal savings plan ("Savings Plan") for our United Kingdom employees. In accordance with the Inland Revenue limitations, employees are eligible to invest up to 20% of their base salary into the Savings Plan, which includes employer contribution ranging from 5% to 7%. During 2003, we made matching contributions of £232,290 (or $383,278 converted at $1.65/£, the nine month average conversion rate) to the Savings Plan. This amount includes contributions to the Savings Plan made by Eyretel prior to our acquisition of that company.

Limitation of Liability and Indemnification of Officers and Directors

        Our Certificate of Incorporation and Bylaws provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law and we shall indemnify our officers, employees and agents to the fullest extent permitted under Delaware law. This limitation of liability does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. We have also entered into agreements to indemnify all of our executive officers and directors in addition to indemnification provided for in our amended and restated Certificate of Incorporation. These agreements, among other things, require us to indemnify these individuals against liabilities that arise by reason of their status or services as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceedings against them for which they could be indemnified.

        Further, we have purchased a directors and officers liability insurance policy with a maximum aggregate liability of $10 million.

Compensation Committee Interlocks and Insider Participation

        None of the executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

        Our executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists of Mr. Crotty, the chairman, and Messrs. Lautenbach and Osborne. Mr. Sinisgalli served on the Compensation Committee until July 17, 2003, at which time he rotated off the Committee and was replaced by Mr. Osborne. The Committee administers our Stock Incentive Plan, Broad Based Option Plan and Employee Stock Purchase Plan. The Compensation Committee met five times during the year and acted by unanimous written consent four times.

        Our executive compensation policy, as implemented by the Compensation Committee, is designed to provide a competitive compensation program that will enable us to attract, motivate, reward and retain executives who have skills, experience and talents required to promote our short-term and long-term financial performance and growth. The compensation policy is designed to link compensation to the value and level of the performance of the executive as well as to our performance as a whole. In so doing, the policy strives to align the financial rewards to the executive officers with the financial interests of our stockholders.

        The Compensation Committee seeks to achieve these objectives by implementing, as the principal components of compensation, a program of base salary, incentive bonus compensation and equity-based incentives. The compensation decisions of the Compensation Committee, relative to our executive officers and management employees, are described below as to each of the foregoing components.

Compensation of Executive Officers Generally

        Base Salary.    Base salary levels for each of the executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Compensation Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to us. In addition, the Compensation Committee generally takes into account our past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities. The base salaries of the executive officers for fiscal 2003 were not linked to specific Company performance criteria.

        Cash Bonuses.    Cash bonuses are determined and paid to executives and management employees pursuant to our compensation plan for executive officers and other management employees. For each executive and management employee, the cash bonus is based in whole or in part upon the attainment of financial objectives for us as a whole or for the employee's area of responsibility. For executive officers, these objectives are weighted 60% to 100% on company performance with each individual's remaining percentage based upon attainment of individual goals. Cash bonuses for executive officers and other management employees are targeted at ranges from 10% of base salary to 80% of base salary. The amount of the bonus payable to any executive officer or other management employee also depends on the level of our financial performance and other goals achieved, including strategic initiatives. Since bonus payments are based in whole or in part on the degree to which we achieve our overall revenue and earnings per share goals, the compensation of executive officers and management employees is higher during years in which we meet or exceed our specified financial performance goals. The key parameters that the Company considered in determining executives' performance bonus levels, in terms of Company performance, were revenues, earnings per share and customer satisfaction levels, measured against targets. During 2003, the Company's performance as to each of these parameters was 100% or better. For functional, rather than Company-wide performance targets, we considered a wide variety of parameters, including bookings, revenues by category (e.g., product or service), margins, day sales outstanding and other factors.

        Equity Incentives.    The Compensation Committee believes that long-term incentive compensation is the most direct way of making executive compensation dependent upon increases in stockholder value. Our Amended and Restated Stock Incentive Plan provides the means through which executive officers and other management employees can build an investment in common stock which will align management's economic interests with the interests of our stockholders. Under the Amended and Restated Stock Incentive Plan, we may award incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. To date, we have issued stock options and restricted stock under our plan and have issued only non-qualified stock options since January 2001.

        In December 2003, we adopted the Director and Key Executive Stock Ownership Incentive Policy (the "Policy"). The Policy is intended to promote the interests of Witness and its stockholders by encouraging members of the Board and key executives to purchase shares of our common stock and is described above. The Policy was originally effective until March 15, 2004, and then was extended by the Board of Directors until June 15, 2004. During 2003, 62,500 options were granted under this Policy.

        For the year ended December 31, 2003, we granted options to Mr. Gould to purchase 300,000 shares, to Mr. Discombe to purchase 452,794 shares, to Mr. Livernoche to purchase 55,000 shares, to Mr. Evans to purchase 75,000 shares and to Mr. Wimpfheimer to purchase 48,000 shares. For fiscal 2004, the Compensation Committee intends to grant options to executive officers based upon our achievement of the objectives of our plan and the Compensation Committee's assessment of the individual's contribution to our performance.

        Executive officers may also be entitled to participate in our Employee Stock Purchase Plan on the same basis as our other employees, which is described under the heading "Stock Option and Other Compensation Plans."

        Other Benefits.    Executive officers also participate, on a voluntary basis, in our regular employee benefit programs, including group medical and dental coverage, group life insurance and group short-term and long-term disability insurance. In addition, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to our 401(k) Plan for US employees and our Personal Savings Plan for UK employees, including matching contributions for each plan.

Compensation of the Chief Executive Officer

        The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to our performance. David B. Gould has served as the Chief Executive Officer since February 1999. For the fiscal year ended December 31, 2003, Mr. Gould's compensation plan included an annual base salary of $312,000 and a bonus of $150,000 at target, based on our achievement of our financial objectives. Mr. Gould received a bonus of $239,605 for the 2003 fiscal year. The additional bonus paid to Mr. Gould above his target was a discretionary bonus determined by the Compensation Committee in recognition of Mr. Gould's performance and leadership during 2003, as evidenced by the Company's overall performance above plan. During fiscal 2003, Mr. Gould was granted options to purchase 300,000 shares of our common stock at $3.15 per share.

Policy with Respect to Qualifying Compensation for Deductibility

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to us for compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. Our policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Compensation Committee believes that awards under the management incentive plan and the award of options made under stock option plans for employees will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding our policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Compensation Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer's income to exceed the deductible limits.

Compensation Committee:

Thomas J. Crotty, Chairman Dan Lautenbach Terence H. Osborne

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is comprised of Mr. Katz, the chairman, and Messrs. Crotty and Sinisgalli. Our Board of Directors has determined that each member of the Audit Committee is an independent director in accordance with the Rules of the NASDAQ Stock Market and also the rules of the SEC governing the independence of Audit Committee members. The Audit Committee has adopted a written charter approved by the Board of Directors, which is set forth as Annex A to this Proxy Statement. The Audit Committee met seven times during the year ended December 31, 2003.

        The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company's independent auditors. In this regard, the Audit Committee pre-approves all audit services and non-audit services to be provided to the Company by its independent auditor. The Audit Committee may delegate to one or more of its members the authority to grant the approvals. The decision of any member to whom authority is delegated to approve services to be performed by the Company's independent auditors is presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee's opinion, the independence of the independent auditor.

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters that are required to be discussed by AU Section 380 of the U.S. Auditing Standards. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2003 and that KPMG be appointed independent accountants for the year 2004. The foregoing report is provided by the following independent directors, who constitute the Audit Committee.

Audit Committee:

Joel G. Katz, Chairman Thomas J. Crotty Peter F. Sinisgalli

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Performance Graph

        The following graph compares from the date of our initial public offering through December 31, 2003, the cumulative total return on our common stock with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and with the RDG Internet Index. The graph assumes that $100 was invested on February 10, 2000 in each of our common stock, the NASDAQ Stock Market (U.S.) Index and the RDG Internet Index and assumes the reinvestment of dividends.

COMPARISON OF 46 MONTH CUMULATIVE TOTAL RETURN*
AMONG WITNESS SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG INTERNET COMPOSITE INDEX

    * $100 investment on 2/10/00 in stock or on 1/31/00 in index-
    including reinvestment of dividends
    Fiscal year ending December 31.

CERTAIN TRANSACTIONS

Related Party Transactions

        Tom Crotty, a member of our Board of Directors, is a managing member of Battery Partners IV LLC, the general partner of Battery Ventures IV, and a managing member of Battery Partners VI LLC, the general partner of Battery Ventures VI. Battery Ventures IV held more than 5% of our stock at December 31, 2003 and holds less than 1% of our stock at the date of this report. Our CEO is a limited partner in Battery Ventures VI, L.P.

        Peter F. Sinisgalli, a director of the Company, served as president and chief operating officer of CheckFree Corporation until January 2003. CheckFree is a customer of the Company, and in 2003, we had accounts receivable of $9,472, and Checkfree placed orders in 2003 for $27,986.

        William F. Evans, the Chief Financial Officer of the Company, serves as a director of Spherion Corporation. Spherion is a customer of the Company, and in 2003, we had accounts receivable of $144,515, and Spherion placed orders in 2003 for $353,324.

        Terence H. Osborne, a director of the Company, serves as a director of Dendrite International, Inc. Dendrite is a customer of the Company, and in 2003, we had accounts receivable of $112,466, and Dendrite placed orders in 2003 for $128,434.

Common Stock Purchases and Sales

        In March 2002, Mr. Gould, our chairman and chief executive officer, delivered to us his promissory note in the principal amount of $1,478,832.38, as payment for the balance of amounts owed for the purchase of shares of our common stock. The note bore interest at the rate of 3.25 percent per annum in excess of the federal-funds rate and was secured by shares of our common stock. The note, which was a full recourse obligation of Mr. Gould, contained provisions which require maintenance of certain minimum collateral coverage and provisions for annual principal and interest payments. During 2003, Mr. Gould made payments on the note by surrendering shares to the Company, which were valued at the closing price of our common stock on the day of transfer, and on December 10, 2003 Mr. Gould repaid the note in full by surrendering 107,866 shares equivalent in value to the then remaining principal amount outstanding under the note of $985,888.25.

Policy on Future Transactions

        Our Board of Directors has adopted a resolution whereby all future transactions with related parties must be approved by a majority of the Board of Directors including a majority of the independent and disinterested members of the Board of Directors or a majority of the disinterested stockholders and must be on terms no less favorable to us than could be obtained from unaffiliated third parties. Effective July 30, 2002, and in accordance with the Sarbanes-Oxley Act of 2002, we no longer extend or arrange for the extension of credit in the nature of personal loans to our directors or executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% stockholders to file reports of ownership and reports of changes in ownership of the common stock and other equity securities with the Securities and Exchange Commission. Directors, executive officers and 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to us, we believe that during 2003, each of the following persons failed to file a Form 4, Statement of Changes in Beneficial Ownership, on a timely basis: Steve Allen.

STOCKHOLDER PROPOSALS

        Rules of the Securities and Exchange Commission require that any proposal by a stockholder for consideration at the 2005 Annual Meeting of Stockholders must be received by us no later than January 26, 2005, if any such proposal is to be eligible for inclusion in our proxy materials for our 2005 Annual Meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

        In order for a stockholder to bring any business or nominations before the 2005 Annual Meeting of Stockholders, certain conditions set forth in Section 2.12 of the Bylaws must be complied with, including, but not limited to, delivery of notice, not less than 90 days prior to the first anniversary of our annual meeting held in the prior year, or no later than February 26, 2005.

Communication with Directors

        We have established procedures for stockholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the Board by mail at: Witness Systems Board of Directors, 300 Colonial Center Parkway, Roswell, Georgia 30076. All communications made by this means will be received directly by the Chairman of the Audit Committee and the Company's General Counsel. We encourage our Board of Directors to attend the annual stockholder meeting if their schedule permits, however the meeting is typically not scheduled coincident with a regular board meeting. Last year, one director attended the annual stockholder meeting.

FORM 10-K EXHIBITS

        We have included with this Proxy Statement a copy of our Form 10-K report for fiscal year 2003, including the financial statements, schedule and list of exhibits. We will mail without charge, upon written request, a copy of our Form 10-K exhibits. Requests should be sent to Witness Systems, Inc., 300 Colonial Center Parkway, Roswell, Georgia 30076. They are also available, free of charge, at the SEC's website, www.sec.gov.

OTHER MATTERS

        The management of Witness Systems is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Loren B. Wimpfheimer Secretary

ANNEX A

WITNESS SYSTEMS, INC.
AUDIT COMMITTEE CHARTER

The Purpose of the Audit Committee

        The purpose of the Audit Committee is to represent and assist the Board of Directors in its general oversight of the company's accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. Management is responsible for (a) the preparation, presentation and integrity of the company's financial statements; (b) accounting and financial reporting principles; and (c) the company's internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. The company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

        The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent auditor, as set forth in this charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the auditors on the basis of the information it receives, discussions with the auditor, and the experience of the Committee's members in business, financial and accounting matters.

Membership

        The Audit Committee is comprised of at least three directors determined by the Board of Directors to meet the independence and financial literacy and expertise requirements of The NASDAQ Stock Market, Inc. ("NASDAQ") and applicable federal law. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Company will have, and will certify that it has, at least one member who is an "audit committee financial expert," as that term is defined by the SEC. Appointment to the Committee, including the designation of the Chair of the Committee and the designation of any Committee members as "audit committee financial experts", shall be made on an annual basis by the full Board upon recommendation of the Nominating Committee.

Responsibilities

        The Audit Committee:

  •
  Is directly responsible for the appointment, retention, compensation, and oversight of the work of the independent auditor. The independent auditor shall report directly to the Audit Committee.

  •
  Obtains and reviews annually a report by the independent auditor describing the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

  •
  Reviews and discusses the written statement from the independent auditor concerning any relationship between the auditor and the company or any other relationships that may adversely affect the independence of the auditor, and, based on such review, assesses the independence of the auditor.

  •
  Establishes policies and procedures for the review and pre-approval by the Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditor, with exceptions provided for de minimis amounts under certain circumstances as described by law.

  •
  Reviews and discusses with the independent auditor: (a) its audit plans, and audit procedures, including the scope, fees and timing of the audit; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the independent auditor's procedures with respect to interim periods.

  •
  Reviews and discusses reports from the independent auditors on (a) all critical accounting policies and practices used by the Company, (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management.

  •
  Reviews with the independent auditor its judgments as to the quality, not just the acceptability, of the company's accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards.

  •
  Discusses with management and the independent auditor quarterly earnings press releases, including the interim financial information and Business Outlook included therein, reviews the year-end audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, if deemed appropriate, recommends to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year.

  •
  Reviews and discusses with management and the independent auditor various topics and events that may have significant financial impact on the company or that are the subject of discussions between management and the independent auditors.

  •
  Reviews and discusses with management the company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  •
  Reviews and has prior-approval authority for related-party transactions (as defined in the relevant NASDAQ requirements).

  •
  Reviews and discusses with management and the independent auditor: (a) the adequacy and effectiveness of the company's internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management; (b) the company's internal audit procedures; and (c) the adequacy and effectiveness of the company's disclosures controls and procedures, and management reports thereon.

  •
  Reviews the use of auditors other than the independent auditor in cases such as management's request for second opinions.

  •
  Reviews matters related to the corporate compliance activities of the company.

  •
  Establishes procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters

  •
  Establishes policies for the hiring of employees and former employees of the independent auditor.

  •
  Publishes the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement

  •
  When appropriate, designates one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Committee as the Committee shall direct.

  •
  The Audit Committee will engage in an annual self-assessment with the goal of continuing improvement, and will annually review and reassess the adequacy of its charter, and recommends any changes to the full Board.

  •
  The Audit Committee shall have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties. The Audit Committee shall have sole authority to approve related fees and retention terms.

  •
  The Audit Committee shall meet at such times and places as the Audit Committee shall determine. The Audit Committee shall meet in executive session with the independent auditor and management periodically. The Chairman of the Audit Committee shall report on Audit Committee activities to the full Board.

  •
  The Chairman of the Audit Committee is to be contacted directly by the General Counsel, Chief Financial Officer or the independent auditor (1) to review items of a sensitive nature that can impact the accuracy of financial reporting or (2) to discuss significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, may warrant follow-up by the Audit Committee.

Meetings

        The Audit Committee will meet as often as it deems necessary or appropriate, in its judgment, either in person or telephonically, and as such times and places as the Committee determines. The majority of the members of the Audit Committee constitute a quorum.

WITNESS SYSTEMS, INC.
300 Colonial Center Parkway
Suite 600
Roswell, Georgia 30076

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints David B. Gould, Loren B. Wimpfheimer and William F. Evans, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of Witness Systems, Inc. held of record by the undersigned on April 9, 2004, at the annual meeting of Shareholders to be held on May 26, 2004 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

        Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized offices. If a partnership, please sign in partnership name by authorized person.

        The shares represented by this Proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted "FOR" the named nominees in Proposal 1 and "FOR" Proposal 2.

(Please date and sign on reverse)
(Continued on reverse side)

(Continued from other side)
I PLAN TO ATTEND MEETING  ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NAMED NOMINEE IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

1—Election of Nominees:	Dan Lautenbach Peter F. Sinisgalli
☐	FOR all Nominees listed above (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all Nominees listed above
INSTRUCTIONS:	To withhold authority for one of the Nominees, mark "FOR" above, and write the Nominee's name in the following space:

2—Approval of the selection of KPMG LLP as independent public accountants of the Company for the fiscal year ending December 31, 2004.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

Dated
Signature
Signature if held jointly
Please mark, date and sign as your name appears above and return in the enclosed envelope.

QuickLinks

IMPORTANT
GENERAL INFORMATION ABOUT VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION AND SELECTION OF INDEPENDENT ACCOUNTANTS
Summary Compensation Table
EXECUTIVE COMPENSATION
Summary Compensation Table
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPARISON OF 46 MONTH CUMULATIVE TOTAL RETURN* AMONG WITNESS SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE RDG INTERNET COMPOSITE INDEX
CERTAIN TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
FORM 10-K EXHIBITS
OTHER MATTERS
ANNEX A WITNESS SYSTEMS, INC. AUDIT COMMITTEE CHARTER
The Purpose of the Audit Committee
Membership
Responsibilities
Meetings